RIDDELL SPORTS INC.                                 EXHIBIT 11
             STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                          Three Months Ended Sep. 30,        Nine Months Ended Sep. 30,
                                          ----------------------------      ------------------------------
                                              1997            1996              1997              1996
                                          ------------     -----------      ------------       -----------
Primary earnings per share:
-----------------------------------
  Weighted average common shares
  outstanding during period                 9,055,132       8,067,985         8,422,323         8,067,985

  Common shares equivalents of dilutive
   stock options based on treasury
   stock method using average market
   price for  quarter                         619,314         500,278           206,438           479,530


  Assumed conversion of $7,500,000 of 4.1%
   Convertable Subordinated Notes into
   Common Stock                             1,395,011              --           465,004                --
                                          ------------     -----------      ------------       -----------
  Average common shares and equivalents    11,069,457       8,568,263         9,093,765         8,547,515
                                          ============     ===========      ============       ===========


  Net income for the period                $5,864,000        $965,117        $3,752,000        $4,134,000

  Assumed conversion of $7,500,000 of 4.1%
   Convertable Subordinated Notes into Common
   Stock, interest savings net of tax          96,000              --            96,000                --
                                          ------------     -----------      ------------       -----------
                                           $5,960,000        $965,117        $3,848,000        $4,134,000
                                          ============     ===========      ============       ===========
  Per share amount                              $0.54           $0.11             $0.42             $0.48
                                          ============     ===========      ============       ===========

Fully diluted earnings per share:
-----------------------------------
  Weighted average common shares            9,055,132       8,067,985         8,422,323         8,067,985
  outstanding during period

  Common shares equivalents of dilutive
   stock options based on treasury stock
   method using higher of quarter ending
   market price or average quarterly
   market prices                              679,502         565,962           226,501           548,407


  Assumed conversion of $7,500,000 of 4.1%
   Convertable Subordinated Notes into
   Common Stock                             1,395,011                           465,004                 0
                                          ------------     -----------      ------------       -----------
  Average common shares and equivalents    11,129,645       8,633,947         9,113,828         8,616,392
                                          ============     ===========      ============       ===========


  Net income for the period                $5,864,000        $965,117        $3,752,000        $4,134,000

  Assumed conversion of $7,500,000 of 4.1%
   Convertable Subordinated Notes into Common
   Stock, interest savings net of tax          96,000               0            96,000
                                          ------------     -----------      ------------       -----------
                                           $5,960,000        $965,117        $3,848,000        $4,134,000
                                          ============     ===========      ============       ===========

  Per share amount                              $0.54           $0.11             $0.42             $0.48
                                          ============     ===========      ============       ===========
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